Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Wednesday, January 11, 2017

AMERICAN AIRLINES GROUP

REPORTS DECEMBER TRAFFIC

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported December and full year 2016 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were 18.2 billion, down 0.8 percent versus December 2015. Total capacity was 22.6 billion available seat miles (ASMs), up 0.5 percent versus December 2015. Total passenger load factor was 80.6 percent, down 1.0 percentage point versus December 2015.

The Company expects its fourth quarter 2016 total revenue per available seat mile (TRASM) to be flat to up 2 percent year-over-year. In addition, the Company expects its fourth quarter pre-tax margin excluding special items to be between 7 percent and 9 percent. TRASM has improved from prior guidance of between down 1 percent and up 1 percent and pre-tax margin has improved from prior guidance of 6 percent to 8 percent due primarily to improving yields. For more financial forecasting detail, including the Company’s anticipated fourth quarter net special items, please refer to the Company’s investor relations update also filed today.

The following summarizes American Airlines Group traffic results for the month and year ended December 31, 2016, and 2015, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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AMERICAN AIRLINES GROUP REPORTS DECEMBER 2016 TRAFFIC

January 11, 2017

American Airlines Group Traffic Results

	December				Year to Date
	2016	2015	Change		2016	2015	Change
Revenue Passenger Miles (000)
Domestic	10,315,892	10,631,236	(3.0)%		127,869,078	128,589,735	(0.6)%
Atlantic	1,918,017	2,009,009	(4.5)%		27,794,197	29,218,489	(4.9)%
Latin America	2,683,926	2,882,391	(6.9)%		29,927,415	31,201,417	(4.1)%
Pacific	1,266,848	890,023	42.3%		13,423,553	10,457,303	28.4%

International	5,868,791	5,781,423	1.5%		71,145,165	70,877,209	0.4%

Mainline	16,184,683	16,412,659	(1.4)%		199,014,243	199,466,944	(0.2)%
Regional	1,995,531	1,919,855	3.9%		24,462,581	23,542,837	3.9%

Total Revenue Passenger Miles	18,180,214	18,332,514	(0.8)%		223,476,824	223,009,781	0.2%

Available Seat Miles (000)
Domestic	12,493,979	12,551,297	(0.5)%		150,654,843	149,584,080	0.7%
Atlantic	2,471,385	2,652,451	(6.8)%		37,173,952	37,610,665	(1.2)%
Latin America	3,416,020	3,703,757	(7.8)%		37,760,121	39,725,737	(4.9)%
Pacific	1,528,998	1,081,396	41.4%		16,145,187	12,454,404	29.6%

International	7,416,403	7,437,604	(0.3)%		91,079,260	89,790,806	1.4%

Mainline	19,910,382	19,988,901	(0.4)%		241,734,103	239,374,886	1.0%
Regional	2,654,106	2,464,858	7.7%		31,675,548	29,360,724	7.9%

Total Available Seat Miles	22,564,488	22,453,759	0.5%		273,409,651	268,735,610	1.7%

Load Factor (%)
Domestic	82.6	84.7	(2.1	)pts	84.9	86.0	(1.1	)pts
Atlantic	77.6	75.7	1.9	pts	74.8	77.7	(2.9	)pts
Latin America	78.6	77.8	0.8	pts	79.3	78.5	0.8	pts
Pacific	82.9	82.3	0.6	pts	83.1	84.0	(0.9	)pts
International	79.1	77.7	1.4	pts	78.1	78.9	(0.8	)pts
Mainline	81.3	82.1	(0.8	)pts	82.3	83.3	(1.0	)pts
Regional	75.2	77.9	(2.7	)pts	77.2	80.2	(3.0	)pts
Total Load Factor	80.6	81.6	(1.0	)pts	81.7	83.0	(1.3	)pts
Enplanements
Mainline	11,704,998	12,120,007	(3.4)%		144,530,418	146,814,345	(1.6)%
Regional	4,324,916	4,346,396	(0.5)%		54,184,157	54,434,782	(0.5)%

Total Enplanements	16,029,914	16,466,403	(2.7)%		198,714,575	201,249,127	(1.3)%
System Cargo Ton Miles (000)	218,690	194,455	12.5%		2,423,949	2,314,360	4.7%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

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AMERICAN AIRLINES GROUP REPORTS DECEMBER 2016 TRAFFIC

January 11, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected fourth quarter pre-tax margin, the expected change in total revenue per available seat mile, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low-cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive

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January 11, 2017

levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements, more stringent duty-time regulations, increased flight hour requirements for commercial airline pilots and other factors that have caused a shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated

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AMERICAN AIRLINES GROUP REPORTS DECEMBER 2016 TRAFFIC

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Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

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